Exhibit 99.1

CONTACT INFORMATION: INVESTORS and MEDIA: Julie Tracy Sr. Vice President, Chief Communications Officer ev3 Inc. (949) 680-1375 jtracy@ev3.net ev3 Reports 2010 First Quarter Financial Results
First Quarter Net Sales Increase 23% to $123.9 million
First Quarter GAAP EPS Increases to $0.09
Cash and Cash Equivalents Increase to $116.8 Million
Full-Year 2010 Revenue and Earnings Guidance Increased
PLYMOUTH, Minn. — April 29, 2010 — ev3 Inc. (NASDAQ: EVVV), a global endovascular device company, today reported financial results for its fiscal first quarter and updated financial guidance for 2010. ev3’s net sales totaled $123.9 million in the first quarter of 2010 compared to $100.4 million in the same quarter of the prior year. Excluding $2.9 million of positive impact due to foreign currency exchange rates, net sales increased 21% versus the prior year quarter.
Reconciliations of non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found immediately following the detail of net sales by geography in this release.
Robert Palmisano, president and chief executive officer of ev3 Inc., commented, “We achieved another quarter of significant sales growth in both our neurovascular and peripheral vascular segments that outpaced market growth rates in U.S. and international markets. Our neurovascular segment, which grew 44% in the first quarter compared to the prior year quarter, reflects the broad penetration we are making across our entire product line and the positive response to the international launch of our Pipeline Embolization Device and Solitaire FR Revascularization Device for ischemic stroke.”
Palmisano continued, “I am especially pleased by the 13% sales growth we saw in our peripheral vascular segment during the quarter, which was led by an outstanding performance from our U.S. sales organization and the launch of our TurboHawk Plaque Excision System, TrailBlazer Support Catheter and new PowerCross PTA balloon.”
ev3’s GAAP net income for the first quarter of 2010 was $9.9 million, or $0.09 per diluted share, compared to a net loss of $(1.8) million, or $(0.02) per diluted share, in the first quarter of 2009. Non-GAAP adjusted net income in the first quarter of 2010 was $22.3 million, or $0.20 per diluted share, compared to adjusted net income of $7.1 million, or $0.07 per diluted share, in the first quarter of 2009.

Cash and cash equivalents totaled $116.8 million as of the end of the first quarter of 2010, an increase of $18.8 million compared to the end of the fourth quarter of 2009.
Palmisano concluded, “Operationally, this was another very strong quarter for ev3. In addition to sales growth, we continue to emphasize gross margin improvement and profitability as our primary objectives, so I was very pleased to see sequential quarter gross margin expansion of 50 basis points to 76.4%. We will continue to focus on improving execution, driving manufacturing efficiencies and increasing leverage.”
Sales Review
By product segment, peripheral vascular net sales increased 13% in the first quarter of 2010 versus the prior year quarter and 11% on a constant currency basis. Neurovascular net sales increased 44% versus the prior year quarter and 38% on a constant currency basis.
On a geographic basis, U.S. net sales increased 18% versus the prior year quarter. International net sales increased 31% versus the prior year quarter and 24% on a constant currency basis. Changes in foreign currency exchange rates had a positive impact of $2.9 million on net sales compared to the first quarter of the prior year.
An investor presentation summarizing the company’s first quarter of 2010 results is available at http://ir.ev3.net.
Outlook
ev3 has increased its full-year guidance and now expects fiscal year 2010 net sales to be in the range of $520 to $530 million compared to $449.1 million of net sales in 2009. Net sales growth is expected to be approximately 16% to 18%. At current average rates, foreign currency exchange rate fluctuations are expected to have a minimal impact on revenue in 2010 compared to 2009. ev3 expects non-GAAP adjusted earnings per share to be in the range of $0.87 to $0.92 per diluted share, an increase of 43% to 51% over prior year based on approximately 115.4 million shares outstanding. ev3’s adjusted net earnings per share guidance excludes estimated amortization expense of approximately $26.0 million, non-cash stock-based compensation of approximately $15.5 million, and charges relating to the estimated change in fair value of the future contingent consideration associated with the Chestnut acquisition of $17.2 million.
The company expects second quarter of 2010 net sales to be in the range of $129 to $133 million, an increase of 18% to 22% over the second quarter of 2009. At current average rates, foreign currency exchange rate fluctuations are expected to have a minimal impact on revenue growth in the second quarter of 2010. ev3 expects non-GAAP adjusted earnings per share to be in the range of $0.18 to $0.21 per diluted share, based on approximately 115.1 million shares outstanding, compared to $0.14 per diluted share in the second quarter of 2009. ev3’s non-GAAP adjusted earnings per share for the second quarter of 2010 excludes estimated amortization expense of approximately $6.5 million, non-cash stock-based compensation of approximately $3.9 million and charges relating to the estimated change in fair value of the future contingent consideration associated with the Chestnut acquisition of $8.1 million.

Earnings Call Information
ev3 will host a conference call today, April 29, 2010, beginning at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to review its results of operations for the first quarter of 2010 and future outlook, followed by a question and answer session.
The conference call will be available to interested parties through a live audio webcast at http://ir.ev3.net, where it will be archived and accessible for approximately 12 months. The live dial-in number for the call is 888-680-0860 (U.S.) or +1-617-213-4852 (International). The participant passcode is 68698365.
If you do not have access to the Internet and want to listen to an audio replay of the conference call, dial 888-286-8010 (U.S.) or +1-617-801-6888 (International) and enter passcode 82131781. The audio replay will be available beginning at 10:30 a.m. Central Time on Thursday, April 29, 2010 until Thursday, May 6, 2010.
About ev3 Inc.
Since its founding in 2000, ev3 has been dedicated to developing breakthrough and clinically proven technologies for the endovascular treatment of peripheral vascular and neurovascular diseases. The company offers a comprehensive portfolio of treatment options, including the primary interventional technologies used today — plaque excision systems, peripheral angioplasty balloons, stents, embolic protection devices, liquid embolics, embolization coils, flow diversion, thrombectomy catheters and occlusion balloons. More information about the company and its products can be found at http://www.ev3.net.
ev3, the ev3 logo, TurboHawk, TrailBlazer, PowerCross, Pipeline and Solitaire are trademarks of ev3 Inc. and its subsidiaries, registered in the U.S. and other countries. All other trademarks and trade names referred to in this press release are the property of their respective owners.
Forward-Looking Statements
Statements contained in this press release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements often can be identified by words such as “expect,” “anticipate,” “intend,” “will,” “may,” “believe,” “could,” “continue,” “future,” “estimate,” “outlook,” “guidance,” or the negative of these words, other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause ev3’s actual results to be materially different than those expressed in or implied by ev3’s forward-looking statements. For ev3, particular uncertainties and risks include, among others, ev3’s future operating results and financial performance, fluctuations in foreign currency exchange rates, the effect of global economic conditions, the timing of regulatory approvals and introduction of new products, market acceptance of new products, success of clinical testing, availability of third party reimbursement, impact of competitive products and pricing, the effect of regulatory actions and the cost and effect of changes in tax and other legislation. More detailed information on these and additional factors that could affect ev3’s actual results are described in ev3’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K. Except as required by law, ev3 undertakes no obligation to publicly update its forward-looking statements.

Use of Non-GAAP Financial Measures
To supplement ev3’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), ev3 uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of net sales by geography. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for ev3’s financial results prepared in accordance with GAAP.

ev3 Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended
	April 4,	April 5,
	2010	2009
Net sales	$123,854	$100,395

Operating expenses:
Cost of goods sold (a)	29,227	30,988
Sales, general and administrative (a)	61,827	55,648
Research and development (a)	13,839	11,578
Amortization of intangible assets	6,656	5,828
Contingent consideration	2,498	—

Total operating expenses	114,047	104,042

Income (loss) from operations	9,807	(3,647)

Other expense (income):
Gain on investments, net	—	(4,067)
Interest expense, net	197	213
Other expense, net	354	2,208

Income (loss) before income taxes	9,256	(2,001)

Income tax benefit	(608)	(192)

Net income (loss)	$9,864	$(1,809)

Earnings per share:
Net income (loss) per common share:
Basic	$0.09	$(0.02)

Diluted	$0.09	$(0.02)

Weighted average shares outstanding:
Basic	112,674,997	105,030,020

Diluted	114,386,308	105,030,020

(a)	Includes stock-based compensation charges of:

Cost of goods sold	$142	$245
Sales, general and administrative	2,864	3,098
Research and development	308	368

	$3,314	$3,711

ev3 Inc. CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except per share amounts) (unaudited)

	April 4,	December 31,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$116,801	$98,050
Accounts receivable, less allowance of $6,843 and $7,260, respectively	87,454	90,711
Inventories, net	46,138	45,054
Prepaid expenses and other current assets	9,736	6,645

Total current assets	260,129	240,460
Restricted cash	4,187	4,346
Property and equipment, net	27,909	29,159
Goodwill	367,575	367,486
Intangible assets, net	248,473	254,288
Other assets	509	550

Total assets	$908,782	$896,289

Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt	$2,500	$2,500
Accounts payable	14,375	16,737
Accrued compensation and benefits	24,662	32,239
Accrued liabilities	24,892	22,453

Total current liabilities	66,429	73,929

Long-term debt	3,333	3,958
Other long-term liabilities	66,425	63,908

Total liabilities	136,187	141,795

Stockholders’ equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued and outstanding as of April 4, 2010 and December 31, 2009	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 112,956,788 and 112,345,500 shares issued and outstanding as of April 4, 2010 and December 31, 2009, respectively	1,130	1,123
Additional paid-in capital	1,836,789	1,828,655
Accumulated deficit	(1,064,880)	(1,074,744)
Accumulated other comprehensive loss	(444)	(540)

Total stockholders’ equity	772,595	754,494

Total liabilities and stockholders’ equity	$908,782	$896,289

ev3 Inc.
SELECTED NET SALES INFORMATION
(Dollars in thousands)
(unaudited)
NET SALES BY SEGMENT

	For the Three Months Ended
	April 4,	April 5,
	2010	2009	% change
Peripheral vascular:
Plaque excision*	$20,485	$18,308	12%
Stents	29,873	28,174	6%
Thrombectomy and embolic protection	9,445	8,047	17%
Procedural support and other	14,974	11,673	28%

Total peripheral vascular	74,777	66,202	13%

Neurovascular:
Embolic products and stents	32,470	19,547	66%
Neuro access and delivery products	16,607	14,646	13%

Total neurovascular	49,077	34,193	44%

Total net sales	$123,854	$100,395	23%

NET SALES BY GEOGRAPHY

	For the Three Months Ended
	April 4,	April 5,
	2010	2009	% change
United States	$72,957	$61,654	18%
International	50,897	38,741	31%

Total net sales	$123,854	$100,395	23%

*	Formerly referred to as atherectomy

ev3 Inc.
NON-GAAP FINANCIAL MEASURES
To supplement ev3’s consolidated financial statements prepared in accordance with GAAP, ev3 uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the tables below. In addition, an explanation of the manner in which ev3’s management uses these non-GAAP measures to conduct and evaluate its business, the economic substance behind management’s decision to use these non-GAAP measures, the substantive reasons why management believes that these non-GAAP measures provide useful information to investors, the material limitations associated with the use of these non-GAAP measures and the manner in which management compensates for those limitations is included following the reconciliation tables below.
ev3 Inc.
RECONCILIATION OF NET SALES TO
NON-GAAP NET SALES ON A CONSTANT CURRENCY BASIS
(Dollars in thousands)
(unaudited)

	For the Three Months Ended
	April 4, 2010			April 5, 2009
		Foreign	Net sales		%	%
		exchange	on a		change of	change on
		impact as	constant		net sales,	a constant
	Net sales, as	compared to	currency	Net sales, as	as	currency
	reported	prior period	basis	reported	reported	basis
Net sales
Peripheral vascular:
Plaque excision	$20,485	$(65)	$20,420	$18,308	12%	12%
Stents	29,873	(550)	29,323	28,174	6%	4%
Thrombectomy and embolic protection	9,445	(130)	9,315	8,047	17%	16%
Procedural support and other	14,974	(246)	14,728	11,673	28%	26%

Total peripheral vascular	74,777	(991)	73,786	66,202	13%	11%

Neurovascular:
Embolic products and stents	32,470	(1,291)	31,179	19,547	66%	60%
Neuro access and delivery products	16,607	(587)	16,020	14,646	13%	9%

Total neurovascular	49,077	(1,878)	47,199	34,193	44%	38%

Total net sales	$123,854	$(2,869)	$120,985	$100,395	23%	21%

ev3 Inc.
RECONCILIATION OF NET SALES BY GEOGRAPHY TO
NON-GAAP NET SALES BY GEOGRAPHY ON A CONSTANT CURRENCY BASIS
(Dollars in thousands)
(unaudited)

	For the Three Months Ended
	April 4, 2010			April 5, 2009
		Foreign	Net sales		%	%
		exchange	on a		change of	change on
		impact as	constant		net sales,	a constant
	Net sales, as	compared to	currency	Net sales, as	as	currency
	reported	prior period	basis	reported	reported	basis
United States	$72,957	$—	$72,957	$61,654	18%	18%
International	50,897	(2,869)	48,028	38,741	31%	24%

Total net sales	$123,854	$(2,869)	$120,985	$100,395	23%	21%

ev3 Inc.
RECONCILIATION OF NET INCOME (LOSS) TO
NON-GAAP ADJUSTED NET INCOME
(Dollars in thousands)
(unaudited)

	For the Three Months Ended
	April 4,	April 5,
	2010	2009
Net income (loss), as reported	$9,864	$(1,809)

Amortization expense	6,656	5,828
Stock-based compensation	3,314	3,711
Contingent consideration	2,498	—
FoxHollow lease reserve adjustment	—	3,421
Realized gain on investment	—	(4,081)

Non-GAAP adjusted net income	$22,332	$7,070

ev3 Inc.
RECONCILIATION OF NET INCOME (LOSS) PER DILUTED SHARE
TO NON-GAAP ADJUSTED NET EARNINGS PER DILUTED SHARE
(unaudited)

	For the Three Months Ended
	April 4,	April 5,
	2010	2009
Net income (loss) per diluted share, as reported	$0.09	$(0.02)

Amortization expense	0.06	0.06
Stock-based compensation	0.03	0.04
Contingent consideration	0.02	—
FoxHollow lease reserve adjustment	—	0.03
Realized gain on investment	—	(0.04)

Non-GAAP adjusted net earnings per diluted share	$0.20	$0.07

Weighted average diluted shares outstanding	114,386,308	105,157,042

ev3 Inc.
RECONCILIATION OF ESTIMATED NET EARNINGS PER DILUTED SHARE TO
ESTIMATED NON-GAAP ADJUSTED NET EARNINGS PER DILUTED SHARE
(unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	July 4,	July 4,	December 31,	December 31,
	2010	2010	2010	2010
	Estimate (Low)	Estimate (High)	Estimate (Low)	Estimate (High)
Estimated net earnings per diluted share	$0.02	$0.05	$0.36	$0.41
Amortization expense	0.06	0.06	0.23	0.23
Stock-based compensation	0.03	0.03	0.13	0.13
Contingent consideration	0.07	0.07	0.15	0.15

Estimated non-GAAP adjusted net earnings per diluted share	$0.18	$0.21	$0.87	$0.92

Estimated weighted average diluted shares outstanding	115,100,000	115,100,000	115,400,000	115,400,000

Use and Economic Substance of Non-GAAP Financial Measures Used by ev3 and Usefulness of Such Non-GAAP Financial Measures to Investors
ev3 uses the non-GAAP financial measures described above as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by acquisitions, dispositions, charges not related to ev3’s regular, ongoing business, variations in capital structure, tax positions, depreciation, non-cash charges and certain large and unpredictable charges. ev3’s management uses the non-GAAP financial measures used in this release to analyze the underlying trends in ev3’s business, assess the performance of ev3’s core operations, establish operational goals and forecasts that are used in allocating resources and evaluate ev3’s performance period over period and in relation to its competitors’ operating results. Additionally, ev3’s management is evaluated on the basis of some of these non-GAAP financial measures when determining achievement of their incentive compensation performance targets.
ev3 believes that presenting the non-GAAP financial measures used in this release provides investors greater transparency to the information used by ev3’s management for its financial and operational decision-making and allows investors to see ev3’s results “through the eyes” of management. ev3 also believes that providing this information better enables ev3’s investors to understand ev3’s operating performance and evaluate the methodology used by ev3’s management to evaluate and measure such performance. ev3’s management believes that non-GAAP financial measures are useful to investors to evaluate ev3’s performance period over period and in relation to its competitors’ operating results. Because ev3 historically has reported some of these non-GAAP results to the investment community, management also believes that the disclosure of these non-GAAP measures provides consistency in ev3’s financial reporting and facilitates investors’ understanding of ev3’s historic operating trends by providing an additional basis for comparisons to prior periods.
The following is an explanation of each of the items that management excluded from one or more of the non-GAAP financial measures used in this release. ev3’s management believes that in order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider excluding the following items recorded for the first quarter of 2010 and 2009:
•	Foreign exchange impact and estimated foreign exchange impact. The impact of foreign exchange rates is highly variable and difficult to predict. The foreign exchange impact is the impact from foreign exchange rates on current period sales compared to prior period sales using the prior period’s foreign exchange rates. Estimated foreign exchange impact is the estimated impact of foreign exchange rates on future net sales compared to prior period net sales using estimated future period foreign exchange rates.

•	Contingent consideration. In the second quarter of 2009, ev3 acquired Chestnut Medical Technologies, Inc. (Chestnut). Under the terms of the agreement and plan of merger with Chestnut, ev3 made an initial closing payment in the amount of $79.4 million. In addition to the initial closing payment, ev3 may be obligated to make an additional contingent consideration payment of up to $75.0 million if the Food and

Drug Administration issues a letter granting pre-market approval for the commercialization of Chestnut’s Pipeline Embolization Device in the United States pursuant to an indication to treat intracranial aneurysms on or before December 31, 2012. At each reporting date, ev3 remeasures the contingent consideration at fair value until the contingency is resolved. The change in fair value of $2.5 million for the first quarter of 2010 was recognized in ev3’s consolidated statements of operations.

•	FoxHollow lease reserve adjustment. In the first quarter of 2009, ev3 recorded a $3.4 million adjustment to its lease reserve for leases acquired in connection with the FoxHollow acquisition. This reserve adjustment is not indicative of ev3’s ongoing operating performance.

•	Realized gain on the divestiture of non-strategic investment assets. In the first quarter of 2009, ev3 recorded a gain of $4.1 million on the sale of certain non-strategic investment assets. This gain is not indicative of ev3’s ongoing operating performance.

•	Non-cash stock-based compensation. ev3 excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement and is not used by ev3’s management to assess the core profitability of ev3’s business operations.

•	Amortization expense. ev3 excludes amortization expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement and is not used by ev3’s management to assess the core profitability of ev3’s business operations.
Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which ev3 Compensates for these Limitations
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for ev3’s financial results prepared in accordance with GAAP. Some of the limitations associated with ev3’s use of these non-GAAP financial measures are as follows:
•	Items such as amortization expense, stock-based compensation, and contingent consideration do not directly affect ev3’s cash flow position; however, such items reflect economic costs to ev3 and are not reflected in ev3’s “non-GAAP adjusted net income” or “non-GAAP adjusted net earnings per share,” and therefore these non-GAAP measures do not reflect the full economic effect of these items.

•	Items such as the FoxHollow lease reserve adjustment and realized gain on the divestiture of non-strategic investment assets are items that do not reflect ev3’s ongoing business activities. The effect of these items is not included in ev3’s “non-GAAP adjusted net income” or “non-GAAP adjusted net earnings per share.” However, these items involve economic costs that are not reflected in the non-GAAP measures.

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than ev3, limiting the usefulness of those measures for comparative purposes.

•	ev3’s management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures ev3 uses.
ev3 compensates for these limitations by relying primarily upon its GAAP results and only using non-GAAP financial measures on a supplemental basis. ev3 provides full disclosure of each non-GAAP financial measure ev3 uses and detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. ev3 encourages investors to review these reconciliations. ev3 qualifies its use of non-GAAP financial measures with cautionary statements as to their limitations.
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